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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2000
                                                        -----------------


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)




              DELAWARE                 0-22664              75-2504748
   (State or other jurisdiction      (Commission         (I.R.S. Employer
         of incorporation)           File Number)       Identification No.)


  4510 LAMESA HIGHWAY, SNYDER, TEXAS                          79549
(Address of principal executive offices)                     Zip Code

                                  915-573-1104
              (Registrant's telephone number, including area code)

                                    No Change
         (Former name or former address, if changed since last report.)


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ITEM 5.    OTHER EVENTS.

     On November 15, 2000 the Registrant issued the following press release:

            PATTERSON ENERGY, INC. SIGNS LETTER OF INTENT TO ACQUIRE
                            TWENTY-ONE DRILLING RIGS

Snyder, Texas, November 15, 2000 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) announced today that on November 13, 2000 Patterson Energy, Inc. ("Patterson") and Jones Drilling Corporation, and its affiliates Henderson Welding, Inc., L.E.J. Truck and Crane, Inc. and LE Jones Drilling Company (collectively the "Jones Entities"), executed an agreement in principle whereby Patterson would acquire the Jones Entities or their assets. The assets consist primarily of 21 drilling rigs (of which 14 are currently operable, one is expected to be operable by the end of the year and six will require additional capital expenditure), fleet of rig moving trucks, drilling facilities, shops and equipment yards in Duncan, Oklahoma and Bridgeport, Texas. The drilling rigs range from 450 to 1,000 horsepower with drilling capacity ranging from 5,000 to 15,000 feet. The Jones Entities conduct operations primarily in southern Oklahoma, the Permian Basin of West Texas and Eastern New Mexico and the Barnett Shale area of North central Texas. The purchase price of $36.2 million will consist of 810,070 shares of Patterson's common stock and $14.5 million cash. Consummation of the acquisition is subject to, among other matters, the execution of a mutually agreeable definitive agreement expected to be executed in early to mid-December 2000 and expiration of the waiting period under the Hart-Scott-Rodino antitrust improvements act of 1976.

The six non-operable drilling rigs require certain capital expenditures, including drill pipe for each of the rigs. Patterson estimates these expenditures will approximate $4 million to $6 million. Refurbishment of the six rigs is expected to be completed at various times during fiscal 2001.

LaWayne Jones, founder of Jones Drilling, stated: "Joining forces with Patterson represents a great opportunity for our company and our employees that will carry forward our commitment to providing service to our customers. We are proud of what we have accomplished in our markets over the past 45 years, and we look forward to the benefits of joining with a market leader of the caliber of Patterson. We are particularly pleased that Patterson intends to continue to supervise drilling operations in Oklahoma from our offices in Duncan." Jones Drilling is represented in the transaction by the Dallas office of the investment banking firm Dain Rauscher Wessels.

Patterson Energy, Inc. a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 131 drilling rigs (123 of which are currently operable) with contract drilling operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.

Statements made in this press release that state the Company's or management intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, the impact of recent declines in prices of oil and gas on the demand for the Company's services and the risk of any further declines in oil and gas prices that could adversely affect demand for the Company's services, and their associated effect on day rates and rig utilization, industry conditions, integration of acquisitions, demand for oil and gas, and ability to retain management and field personnel. Additional information concerning factors that could





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cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1999. Copies of this filing may be obtained by contacting the Company or the SEC.


For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice President-Finance, Chief Financial Officer
(915) 573-1104

investrelations@patenergy.com


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PATTERSON ENERGY, INC.




Date:  November 15, 2000              By: /s/  CLOYCE A. TALBOTT
                                          --------------------------------------
                                          Cloyce A. Talbott
                                          Chairman and Chief Executive Officer